                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Genuine Parts Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             GENUINE PARTS COMPANY
                             2999 CIRCLE 75 PARKWAY
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 15, 1996

                             ---------------------

TO THE SHAREHOLDERS OF GENUINE PARTS COMPANY:

     Notice is hereby given that the Annual Meeting of Shareholders of Genuine Parts Company (the "Company") will be held at 2999 Circle 75 Parkway, Atlanta, Georgia, on the 15th day of April, 1996, at 10:00 a.m., for the following purposes:

          (1) To elect four Class I directors;

          (2) To consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1996; and

          (3) To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

     Only holders of record of Common Stock at the close of business on February 9, 1996 will be entitled to vote at the meeting. The transfer books will not be closed. A complete list of the shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the meeting.

     The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                          By Order of the Board of Directors,

                                          /s/ Carol B. Yancey
                                          -----------------------------
                                          CAROL B. YANCEY
                                          Corporate Secretary

Atlanta, Georgia
March 1, 1996

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             GENUINE PARTS COMPANY
                             2999 CIRCLE 75 PARKWAY
                             ATLANTA, GEORGIA 30339
                             ---------------------

                                PROXY STATEMENT

                        ANNUAL MEETING -- APRIL 15, 1996

     This Proxy Statement is being furnished to the shareholders of Genuine Parts Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's Annual Meeting of Shareholders to be held on April 15, 1996, at 10:00 a.m. local time, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about March 1, 1996.

     All proxies received by the Company will be voted in accordance with instructions appearing on such proxies. A shareholder who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting. Such revocation may be by delivery of written notice to the Corporate Secretary of the Company, by delivery of a proxy bearing a later date, or by voting in person at the meeting. The mailing address of the executive offices of the Company is 2999 Circle 75 Parkway, Atlanta, Georgia 30339.

     An annual report to the shareholders, including financial statements for the year ended December 31, 1995, is enclosed herewith.

     At the close of business on the record date for the Annual Meeting, which was February 9, 1996, the Company had outstanding and entitled to vote at the Annual Meeting 121,869,968 shares of Common Stock.

     Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     The vote required for the election of directors and the selection of independent auditors is a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Consequently, with respect to the election of directors, withholding authority to vote with respect to one or more nominees and broker "non-votes" will be counted as present for purposes of determining the existence of a quorum and as part of the requisite number of base number of votes to be used in determining if the proposal has received the requisite number of votes for approval, and will have the same effect as a vote "against" such proposal. With respect to the selection of independent auditors, abstentions and broker "non-votes" will be counted as present for purposes of determining the existence of a quorum and as part of the requisite number of base number of votes to be used in determining if the proposal has received the requisite number of votes for approval, and will have the same effect as a vote "against" such proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                            1. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of eleven directorships, divided into two classes of four directors each and one class of three directors, with the terms of office of each class ending in successive years. The terms of directors in Class I expire on the date of this Annual Meeting. The directors in Class II and Class III will continue in office.

     The shareholders are being asked to vote on the election of the four nominees for director in Class I. The Class I nominees will serve for terms of three years each (and until their successors are duly elected and qualified). All of the nominees are presently directors, except for Robert P. Forrestal. Mr. Forrestal will replace Gardner E. Larned as a Class I director. Mr. Larned is retiring on the date of this Annual Meeting pursuant to the current Bylaws of the Company. In the absence of contrary instructions, the proxy will be voted for the election of the four nominees whose names appear below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the election of the remaining nominees and for the election of such other persons as they may select.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

     The following tables and information below set forth the name of each nominee and each director continuing in office, their ages, principal occupations and the year each of them first joined the Board. For information concerning membership on committees of the Board of Directors, see "Other Information about the Board and its Committees" below.

                             NOMINEES FOR DIRECTOR

                                    CLASS I
     FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 1999 ANNUAL MEETING

                                                                                YEAR FIRST
              NAME                AGE      POSITION WITH THE COMPANY         ELECTED DIRECTOR
--------------------------------  ---   --------------------------------  ----------------------
Bradley Currey, Jr.               65    Director                                   1990
Robert P. Forrestal               64    Director                           (First-time nominee)
Thomas C. Gallagher               48    President, Chief Operating                 1990
                                        Officer and Director, and
                                        Chairman of the Board of
                                        Directors and Chief Executive
                                        Officer of S.P. Richards
                                        Company, a wholly owned
                                        subsidiary of the Company
Lawrence G. Steiner               57    Director                                   1972

     Mr. Currey is Chairman of the Board of Directors and Chief Executive Officer of Rock-Tenn Company, a manufacturer and distributor of paperboard and packaging products located in Norcross, Georgia. He has held the position of Chief Executive Officer since 1988 and the position of Chairman of the Board since 1993. Mr. Currey was President of Rock-Tenn Company from 1978 to 1995. Mr. Currey is a director of Poe & Brown, Inc.

     Mr. Forrestal is a partner in the law firm of Smith, Gambrell & Russell in Atlanta, Georgia, a position he has held since early 1996. Mr. Forrestal was President and Chief Executive Officer of the Federal Reserve Bank of Atlanta from 1983 to 1995.

     Mr. Gallagher is President and Chief Operating Officer of the Company, and Chairman of the Board of Directors and Chief Executive Officer of S.P. Richards Company, a wholly owned subsidiary of the Company. Mr. Gallagher has been President and Chief Operating Officer of the Company since 1990, and Chairman of the Board of Directors and Chief Executive Officer of S.P. Richards Company since 1988. Mr. Gallagher is a director of Oxford Industries, Inc.

     Mr. Steiner is Chairman of the Board and President of American Linen Supply Company. Mr. Steiner has been President of American Linen Supply Company since 1979, and Chairman of the Board since 1992. American Linen Supply Company is headquartered in Minneapolis, Minnesota, and is engaged in the business of linen and garment rental.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                                    CLASS II
              TERM EXPIRING ON THE DATE OF THE 1997 ANNUAL MEETING

                                                                                     YEAR FIRST
               NAME                  AGE          POSITION WITH THE COMPANY       ELECTED DIRECTOR
-----------------------------------  ----    -----------------------------------  -----------------
William A. Parker, Jr.                68     Director                                   1969
John J. Scalley                       65     Executive Vice President and               1987
                                             Director
James B. Williams                     62     Director                                   1980

     Mr. Parker is Chairman of the Board of Seminole Investment Co., L.L.C., a private business engaged in investments headquartered in Atlanta, Georgia, a position he has held since 1994. From 1977 to 1994, Mr. Parker was Chairman of the Board of Directors of Cherokee Investment Company, a private business engaged in investments. He is also a director of Atlantic Investment Co., Georgia Power Company, Haverty Furniture Companies, Inc., Internationale Nederlanden America Life Corporation, Life Insurance Co. of Georgia, Post Properties, Inc. and The Southern Company.

     Mr. Scalley is Executive Vice President of the Company, a position he has held since 1986.

     Mr. Williams is Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., positions he has held since 1991 and 1990, respectively. Mr. Williams has been a member of the Board of Directors of SunTrust Banks, Inc. since 1984. Mr. Williams served as President of SunTrust Banks, Inc. from 1990 to 1991. Mr. Williams is also a director of The Coca-Cola Company, Georgia-Pacific Corporation, Rollins, Inc., RPC Energy Services, Inc. and Sonat Inc.

                                   CLASS III
              TERM EXPIRING ON THE DATE OF THE 1998 ANNUAL MEETING

                                                                                     YEAR FIRST
               NAME                  AGE          POSITION WITH THE COMPANY       ELECTED DIRECTOR
-----------------------------------  ----    -----------------------------------  -----------------
Jean Douville                         52     Director                                   1992
J. Hicks Lanier                       55     Director                                   1995
Larry L. Prince                       57     Chairman of the Board, Chief               1979
                                             Executive Officer and Director
Alana S. Shepherd                     65     Director                                   1993

     Mr. Douville has been President and a director of UAP Inc. since 1981, Chief Executive Officer of UAP Inc. since 1982, and Chairman of the Board of UAP Inc. since 1995. UAP Inc. is a distributor of automotive replacement parts headquartered in Montreal, Quebec, Canada. The Company, through a wholly owned subsidiary, has an approximately 23% ownership interest in UAP Inc. Mr. Douville is a director of Banque Nationale du Canada and Sodisco/Howden Group Inc.

     Mr. Lanier has been President of Oxford Industries, Inc. since 1977, Chief Executive Officer and Chairman of the Board of Oxford Industries, Inc. since 1981 and a director of Oxford Industries, Inc. since 1969. Oxford Industries, Inc. is an apparel manufacturer headquartered in Atlanta, Georgia. Mr. Lanier is also a director of Crawford & Company, Shaw Industries, Inc. and SunTrust Banks of Georgia, Inc. (formerly Trust Company of Georgia).

     Mr. Prince is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Prince has been Chairman of the Board since 1990, and Chief Executive Officer since 1989. He is also a director of Crawford & Company, Equifax, Inc., John H. Harland Co., SunTrust Banks of Georgia, Inc. and UAP Inc.

     Ms. Shepherd is Secretary of the Board of Directors of the Shepherd Spinal Center, a position she has held since 1974. Ms. Shepherd is a director of Wachovia Bank of Georgia.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During 1995, the Board of Directors held four meetings. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of Committees of the Board on which they served, except for Mr. Parker who attended 60% of such meetings. The Board presently has three standing committees. Certain information regarding the functions of the Board's committees, their present membership and the number of meetings held by each committee during 1995 is described below:

          Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are Larry L. Prince (Chairman), Thomas C. Gallagher, Bradley Currey, Jr., John J. Scalley and James B. Williams. During 1995, this committee held six meetings.

          Audit Committee. The Audit Committee annually reviews and recommends to the Board the firm to be engaged as independent auditors for the Company for the next fiscal year, reviews with the independent auditors the plan and results of the audit engagement, reviews the scope and results of the Company's procedures for internal auditing and inquires as to the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are James B. Williams (Chairman), Alana S. Shepherd and Lawrence G. Steiner. During 1995, the Audit Committee held two meetings.

          Compensation and Stock Option Committee. The Compensation and Stock Option Committee is authorized to fix the compensation of senior officers of the Company and to administer the Company's 1988 Stock Option Plan and 1992 Stock Option and Incentive Plan. The current members of the Compensation and Stock Option Committee are William A. Parker, Jr. (Chairman), J. Hicks Lanier and James B. Williams. During 1995, the Compensation and Stock Option Committee held one meeting.

     The Company's Board of Directors does not have a nominating committee.

          Compensation of Directors. During 1995, directors who were not full-time employees of the Company or its subsidiaries were paid $5,500 per fiscal quarter plus $825 per meeting attended, except the Chairmen of the Audit Committee and the Compensation and Stock Option Committee who were paid $6,250 per fiscal quarter plus $825 per meeting attended.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of February 9, 1996, on groups known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company.

                                                                          SHARES
                                      NAME AND ADDRESS                 BENEFICIALLY   PERCENT
  TITLE OF CLASS                     OF BENEFICIAL OWNER                  OWNED       OF CLASS
------------------      ---------------------------------------------  ------------   --------
Common Stock,           Northern Trust Corporation,                       7,160,472      5.9%
  $1.00 par value         as parent holding company
                          on behalf of certain subsidiaries
                          50 South La Salle Street
                          Chicago, Illinois 60675

---------------

(1) This information is based upon information included in an amendment to Northern Trust Corporation's Schedule 13G received by the Company on February 21, 1996. Certain of these shares are also beneficially owned by Gardner E. Larned, who is retiring as a director as of the date of this Annual Meeting, as set forth in footnote 7 on page 6 of this Proxy Statement.

COMMON STOCK OWNERSHIP OF MANAGEMENT

     Based on available information, the Company believes that set forth in the table below is information in connection with the beneficial ownership of Common Stock of the Company by the Company's directors, Mr. Forrestal as a first-time nominee for director, the Named Executive Officers (as defined herein) and the directors, nominee for director and executive officers of the Company as a group (17 persons) as of February 9, 1996:

                                                                                        PERCENTAGE
                                                                                            OF
                        NAME OF DIRECTOR, NOMINEE         SHARES OF COMMON STOCK       COMMON STOCK
TITLE OF CLASS         OR NAMED EXECUTIVE OFFICER         BENEFICIALLY OWNED(1)        OUTSTANDING(2)
---------------      -------------------------------      ----------------------       ------------
Common Stock,        Bradley Currey, Jr.                            20,000                *
$1.00 par value      Jean Douville                                   1,500                *
                     Robert P. Forrestal                               500(3)             *
                     Thomas C. Gallagher                           191,106(4)             *
                     George W. Kalafut                              43,824(5)             *
                     J. Hicks Lanier                                 6,800(6)             *
                     Gardner E. Larned                           6,130,408(7)               5.0%
                     William A. Parker, Jr.                      1,541,141(8)               1.3%
                     Larry L. Prince                               403,834(9)             *
                     Louis W. Rice, Jr.                             32,210(10)            *
                     John J. Scalley                               113,354(11)            *
                     Alana S. Shepherd                               1,404                *
                     Lawrence G. Steiner                             3,347(12)            *
                     James B. Williams                              20,000                *
                     Directors, Nominee and                      9,815,818(13)              8.0%
                     Executive Officers as a Group

---------------

* Less than 1%.

 (1) Information relating to the beneficial ownership of Common Stock by directors, nominees for director and Named Executive Officers is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission under Section 13(d) of the Securities Exchange Act of 1934. Except as indicated in other footnotes to this table, directors, nominees and Named Executive Officers possessed sole voting and investment power with respect to all shares set forth by their names. The table includes, in some instances, shares in which members of a director's, nominee's or executive officer's immediate family have a beneficial interest, and as to which such shares the director, nominee or executive officer disclaims beneficial ownership.
 (2) Unless indicated in the table, the number of shares included in the table as beneficially owned by a director, nominee or Named Executive Officer does not exceed one percent of the outstanding Common Stock of the Company.
 (3) All 500 shares are owned jointly by Mr. Forrestal and his wife.
 (4) Includes 137,439 shares subject to exercisable stock options and 48,176 shares owned jointly by Mr. Gallagher and his wife. In addition, Mr. Gallagher is one of four trustees for 725,688 shares held in a benefit fund for Company employees. Mr. Gallagher disclaims beneficial ownership as to all such shares held in trust. Does not include 4,000 shares issued February 15, 1996 pursuant to a restricted stock award. See "Executive Compensation and Other Benefits."
 (5) Includes 32,282 shares subject to exercisable options. In addition, Mr. Kalafut is one of four trustees for 725,688 shares held in a benefit fund for Company employees and one of three trustees for 534,997 shares held in trust for the Company's Pension Plan. Mr. Kalafut disclaims beneficial ownership as to all such shares held in both trusts.
 (6) Includes 1,600 shares held by a trust for the benefit of Mr. Lanier as to which Mr. Lanier has sole voting power and has the ability to veto investment decisions made by the trustee. Also includes 1,200 shares held by a charitable foundation for which Mr. Lanier is one of six trustees and thereby has shared voting and investment power for such shares (as to which shares Mr. Lanier disclaims beneficial ownership). Also includes 3,000 shares held in four trusts for the benefit of Mr. Lanier's siblings for which Mr. Lanier has sole voting power and has the ability to veto investment decisions made by the trustees. Mr. Lanier disclaims beneficial ownership as to these 3,000 shares.
 (7) Includes 4,980,965 shares held by various trusts for which Mr. Larned's wife is co-trustee or other fiduciary with shared voting and investment power, 740,415 shares held in trust for the benefit of Mr. Larned's wife and 409,000 shares held by Mr. Larned's wife as trustee under a declaration of trust.
 (8) Includes 271,763 shares owned by Mr. Parker's wife and 822,615 shares held by trusts for Mr. Parker's children with Mrs. Parker as co-trustee (as to which shares held by his wife and in trust for his children Mr. Parker disclaims beneficial ownership). Also includes 69,960 shares held by a trust for which Mr. Parker is a co-trustee, and 68,250 shares held by certain charitable foundations for which Mr. Parker is a trustee and thereby has shared voting and investment power (Mr. Parker disclaims beneficial ownership as to the shares held by such trust and foundations).
 (9) Includes 253,960 shares subject to exercisable stock options, and includes 60,750 shares held by a charitable foundation for which Mr. Prince is a trustee and thereby has shared voting and investment power for such shares. Mr. Prince disclaims beneficial ownership as to such shares held in trust. Does not include 8,000 shares issued February 15, 1996 pursuant to a restricted stock award. See "Executive Compensation and Other Benefits."
(10) Includes 11,491 shares subject to exercisable stock options. In addition, Mr. Rice is one of four trustees for 725,688 shares held in a benefit fund for Company employees and one of three trustees for 534,997 shares held in trust for the Company's Pension Plan. Mr. Rice disclaims beneficial ownership as to all such shares held in both trusts.
(11) Includes 19,820 shares subject to exercisable stock options and 290 shares owned by Mr. Scalley's wife, as to which such shares Mr. Scalley disclaims beneficial ownership. In addition, Mr. Scalley is one of four trustees for 725,688 shares held in a benefit fund for Company employees. Mr. Scalley disclaims beneficial ownership as to all such shares held in trust.
(12) Includes 742 shares owned by Mr. Steiner's wife as to which such shares Mr. Steiner disclaims beneficial ownership.
(13) This figure includes 501,078 shares issuable to certain executive officers upon the exercise of options that are presently exercisable under the Company's 1988 Stock Option Plan and 1992 Stock Option and Incentive Plan, 725,688 shares held in a benefit fund for Company employees, and 534,997 shares held in trust for the Company's Pension Plan. The individual totals for Mr. Parker and Mr. Prince each include 60,750 shares held by the same charitable foundation for which each of the foregoing individuals is a trustee; such shares have been included only once in calculating this figure.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years ending December 31, 1995, 1994 and 1993, of (i) the Chief Executive Officer as of December 31, 1995, and (ii) the other four most highly compensated executive officers of the Company as of December 31, 1995 (for the purposes of this and the following tables and discussion concerning executive compensation, such five executive officers shall be referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                         ANNUAL COMPENSATION         -------------------------
                                  ---------------------------------  RESTRICTED     SECURITIES
                                                      OTHER ANNUAL     STOCK        UNDERLYING    ALL OTHER
   NAME AND PRINCIPAL             SALARY     BONUS    COMPENSATION    AWARD(S)       OPTIONS     COMPENSATION
        POSITION           YEAR     ($)       ($)        ($)(1)         ($)            (#)          ($)(2)
-------------------------  -----  -------   -------   -------------  ----------     ----------   ------------
Larry L. Prince            1995   465,000   546,950                    357,000(3)     60,000         1,848
  Chairman of the          1994   430,000   531,480        --          390,625(3)     60,000         1,848
  Board, Chief Executive   1993   405,000   461,700        --           --            32,800         1,799
  Officer and Director
Thomas C. Gallagher        1995   335,000   375,870                    178,500(3)     30,000         1,848
  President, Chief         1994   310,000   364,560        --          195,313(3)     30,000         1,848
  Operating Officer and    1993   290,000   316,680        --           --            17,900         1,799
  Director
John J. Scalley            1995   290,000   371,250                                   10,000         1,848
  Executive Vice           1994   275,000   356,400        --           --            10,000         1,848
  President and Director   1993   260,000   308,880        --           --             6,000         1,799
Louis W. Rice, Jr.         1995   200,000   252,084                                    5,000         1,848
  Senior Vice              1994   190,000   241,680        --           --             5,000         1,848
  President -- Personnel   1993   180,000   209,520        --           --             4,000         1,799
George W. Kalafut          1995   200,000   211,750                                   15,000         1,848
  Executive Vice           1994   185,000   206,460        --           --            10,000         1,848
  President --             1993   170,000   177,480        --           --             6,000         1,799
  Finance &
  Administrative

---------------

(1) For 1995, 1994 and 1993, no amounts of "Other Annual Compensation" were paid to each Named Executive Officer, except for perquisites and other personal benefits, securities or properties which for each Named Executive Officer during any such year did not exceed the lesser of $50,000 or 10% of such individual's salary plus annual bonus.
(2) For 1995, 1994 and 1993, amounts of "All Other Compensation" reflect Company matching contributions pursuant to the Genuine Partnership Plan (a qualified salary deferral plan under Section 401(k) of the Internal Revenue
     Code).
(3) On March 31, 1994, the Company entered into separate Restricted Stock Agreements with Mr. Prince and Mr. Gallagher whereby the Company agreed to make certain grants of restricted stock to such Named Executive Officers (up to an aggregate maximum of 100,000 shares for Mr. Prince and 50,000 shares for Mr. Gallagher) if the Company achieves certain annual earnings per share and certain price per share targets. Once such awards of restricted stock are granted, dividends on such restricted shares will be paid to the grantee and such restricted shares will vest on March 31, 2004 provided that the Named Executive Officer remains employed by the Company until that date (unless the Named Executive Officer is terminated prior to March 31, 2004 by reason of a change in control, death or disability, or the Compensation and Stock Option Committee accelerates the vesting of restricted stock granted under these Restricted Stock Agreements). For 1994 and 1995, the amounts specified in "Restricted Stock Awards" reflect grants under the Restricted Stock Agreements discussed above made on (and valued as of) February 16, 1995 and February 15, 1996, respectively, in connection with the Company's achievement of the earnings per share target for 1994 and 1995 as set forth in the agreements. Had all such shares been held by Mr. Prince and Mr. Gallagher as of December 31, 1995, the value of such holdings would have been $738,000 and $369,000, respectively (such value is calculated by multiplying the number of restricted stock shares held by a Named Executive Officer by $41.00, which was the closing price of the Company's common stock on December 31, 1995).

                       OPTION GRANTS IN FISCAL YEAR 1995

     Shown below is further information on grants of stock options pursuant to the Company's 1992 Stock Option and Incentive Plan during the fiscal year ended December 31, 1995 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table on page 7.

                                             INDIVIDUAL GRANTS
                               ---------------------------------------------
                                NUMBER OF       % OF TOTAL
                               SECURITIES        OPTIONS
                               UNDERLYING       GRANTED TO        EXERCISE                       GRANT DATE
                                 OPTIONS       EMPLOYEES IN       OR BASE        EXPIRATION       PRESENT
            NAME               GRANTED (#)     FISCAL YEAR      PRICE ($/SH)        DATE        VALUE ($)(1)
-----------------------------  -----------     ------------     ------------     ----------     ------------
Larry L. Prince                   60,000(2)        12.0            39.5625         03/20/05        644,400
Thomas C. Gallagher               30,000(2)         6.0            39.5625         03/20/05        322,200
John J. Scalley                   10,000(2)         2.0            39.5625         03/20/05        107,400
Louis W. Rice, Jr.                 5,000(2)         1.0            39.5625         03/20/05         53,700
George W. Kalafut                 15,000(2)         3.0            39.5625         03/20/05        161,100

---------------

(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by a Named Executive Officer will be at or near the value estimated by the Black-Scholes model. The value calculations for the options listed above are based on the following assumptions: interest rates (based on the ask yield to maturity on a U.S. Treasury strip with a maturity equal to the term of the relevant option) of 7.17% for ten year options granted on March 20, 1995; annual dividend yield of 2.9%, the average annual dividend yield on a share of Common Stock during the past four fiscal quarters; volatility of 14% based upon annualized standard deviation of quarterly returns of the Common Stock over the five year period ended March 31, 1995; and a date of exercise no sooner than the date first exercisable under the terms of the option, and no later than the expiration date of the option.
(2) Nonqualified stock options which vest completely and may be exercised twelve months after the date of the grant, but no later than the expiration date. The exercise price for each nonqualified stock option is the fair market value on the date granted. These options may be exercised no later than the expiration date and accelerated by the Compensation and Stock Option Committee upon certain "changes in control" of the Company as defined in the Company's 1992 Stock Option and Incentive Plan.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995
                       AND FISCAL YEAR-END OPTION VALUES

     Shown below is information with respect to options exercised by the Named Executive Officers during 1995 and the unexercised options to purchase the Company's Common Stock granted in fiscal 1995 and prior years under the 1988 Stock Option Plan and the 1992 Stock Option and Incentive Plan to the Named Executive Officers and held by them as of December 31, 1995.

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING OPTIONS          IN-THE-MONEY OPTIONS AT
                                                              AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($) (2)
                       SHARES ACQUIRED         VALUE        ---------------------------   ---------------------------
        NAME           ON EXERCISE (#)    REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------  ----------------   ---------------   -----------   -------------   -----------   -------------
Larry L. Prince              3,960             53,708         190,000         89,139        1,625,625      482,264
Thomas C. Gallagher          3,000             35,250         104,318         54,632          939,045      255,932
John J. Scalley              4,300             39,327           6,576         37,624           51,374      250,506
Louis W. Rice, Jr.              --                 --           3,246         17,030           32,645       93,946
George W. Kalafut            3,750             49,094          14,166         42,884          122,252      266,942

---------------

(1) The Value Realized represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.
(2) Represents the fair market value as of December 31, 1995 ($41.00 per share closing stock price) of the option shares less the exercise price of the options.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

     The Compensation and Stock Option Committee of the Company's Board of Directors (the "Committee") is composed entirely of individuals who are outside directors. The Committee is responsible for making decisions with respect to the Company's executive compensation policies. In addition, pursuant to authority granted by the Board of Directors, the Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. In making decisions regarding executive compensation, the Committee has attempted to implement a policy that serves the financial interests of the Company's shareholders while providing appropriate incentives to its executive officers. The Committee's policy responding to
Section 162(m) of the Internal Revenue Code, which disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, was to submit the Genuine Parts Company's annual bonus program for its executive officers to the Company's shareholders for approval at the 1995 annual meeting of shareholders. As a result of the adoption of the Company's annual bonus program by its shareholders, none of the Company's executive officers will have compensation in excess of $1,000,000 for purposes of Section 162(m) through 1999.

ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's executive officers receive compensation comprised of base salaries, annual incentive bonuses, long-term incentive compensation in the form of stock options and restricted stock, and various benefits, including medical and pension plans.

  Base Salary

     The Committee sets base salaries for the Company's executive officers at levels generally below what it believes to be competitive salary levels in order to maintain an emphasis on incentive compensation. The Committee sets the base salary of the Chief Executive Officer based on (i) the Chief Executive Officer's base salary in the prior year; (ii) increases in the cost of living; (iii) increased responsibilities; (iv) the levels of Chief Executive Officer compensation granted by the other companies that are included in the Peer Index (as defined on page 15 of this Proxy Statement); and (v) the past performance (including the achievement in the prior fiscal year of certain Goals, as described below) and specific skills of the Chief Executive Officer as they relate to the needs of the Company. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding base salary. The Committee and the Chief Executive Officer set the base salary of every other executive officer of the Company based upon the same criteria.

  Annual Bonuses

     In order to maximize the interests of the Company's shareholders and its management, the Committee makes extensive use of annual bonuses based on the performance factors set forth below as a part of each executive's compensation. Pursuant to the Company's Annual Incentive Bonus Plan (the "Plan"), the Committee sets annual bonuses such that an executive officer's annual bonus, assuming the Company achieves certain targets or goals, is approximately 51% of total annual compensation. However, if the Company's performance fluctuates markedly from the targets established by the Company, the executive officer may receive no bonus, or may receive an annual bonus that constitutes as much as 59% of total annual compensation, depending upon the extent and direction of such fluctuations.

     Each fiscal year, including 1995, the Committee sets the level of annual bonuses to be awarded to the Chief Executive Officer and other executive officers under the Plan, based upon goals (the "Goals") set by the Company. The Goals set by the Company for projected pre-tax return (expressed as a percentage) on the Company's shareholders' equity as of the beginning of the fiscal year (the "Profit Goals") receive the most emphasis in calculating annual bonuses by the Committee since these Goals most forcefully tie the interests of the Company's shareholders and its executive officers together. If the Company meets a specified Profit Goal, the Company's executive officers are eligible to receive additional bonuses if the Company also attains certain (i) sales targets (the "Sales Goals"), and (ii) inventory management targets (the "Inventory Management Goals").

     The Company's Goals are determined by aggregating all of the Profit, Sales and Inventory Management Goals established at the lower levels of the Company and its subsidiaries (the "base goals"). Each base goal is set based upon (i) the prior year's performance by a particular jobbing store, branch or distribution center, (ii) the overall economic outlook of the region served by the particular jobbing store, branch or distribution center setting the base goal, and (iii) specific market opportunities. The formulation of the base goals is influenced to a degree by the Company's management which often attempts to set the tone and emphasis of base goals based on its interpretations of the above factors.

     Once the base goals have been compiled into the Company's Goals, the Committee reviews and ratifies their content, then sets the annual bonus schedule for the Company's Named Executive Officers based upon the Company's Goals. The annual bonuses for certain other executive officers of the Company are based on the aggregate base goals for the division or divisions of the Company for which they are responsible.

     For fiscal year 1995, the Company as a whole exceeded the Profit Goal, for which Larry L. Prince, the Company's Chief Executive Officer, earned a bonus equal to 54% of his total annual compensation. The annual bonuses awarded in connection with the Profit Goal constituted 100% of Mr. Prince's 1995 bonus.

  Stock Options and Restricted Stock

     During 1995, the Committee provided long term compensation to the Company's executive officers in the form of stock options under the 1992 Stock Option and Incentive Plan (the "1992 Plan"). The Committee believes that stock option grants are an effective way for the Company to align the interests of the Company's executives with its shareholders.

     In granting stock options under the 1992 Plan, the Committee considered (i) the recipient's level of responsibility; (ii) the recipient's specific function within the Company's overall organization; (iii) the profitability of the Company (for top executive officers such as the Chief Executive Officer), or other subdivision of the Company, as is appropriate in connection with the recipient's position(s); (iv) the number of options granted to executive officers by the other companies that are included in the Peer Index; and (v) the amount of options currently held by the executive officer. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding stock option grants. In 1995, the Committee granted options to purchase an aggregate of 500,500 shares of Common Stock at fair market value on the date of grant to 138 key employees, including each of the Named Executive Officers. The grants ranged in size from 1,000 to 60,000 shares, with Larry L. Prince, the Company's Chief Executive Officer, receiving the largest such grant.

     During 1994 the Committee provided long term compensation to Mr. Prince and Thomas C. Gallagher, the Company's President and Chief Operating Officer, in the form of restricted stock agreements under the 1992 Plan. Such agreements commit the Company to make future grants of restricted stock awards (up to a certain maximum number of shares) based upon (i) increases in the Company's common stock price to certain levels specified in the agreements (the "Stock Price Goals"), and (ii) the Company's achievement of certain earnings per share targets for each year from 1994 to 1998 as set forth in the agreements (the "Earnings Goals"). In determining whether to enter into a restricted stock agreement with a particular executive officer, the Committee reviewed the same criteria it considered when making stock option grants as set forth above. Such agreements committed the Company to make awards of up to a maximum of 100,000 shares of restricted stock to Mr. Prince and awards of up to a maximum of 50,000 shares to Mr. Gallagher. The Company met the Earnings Goal for 1995, and, therefore, on February 15, 1996 awarded 8,000 shares of restricted stock to Mr. Prince and 4,000 to Mr. Gallagher. In 1995, the Company did not meet any of the Stock Price Goals in any restricted stock agreement.

  Benefits

     The Company provides medical and other similar benefits to its executive officers that are generally available to the Company's employees.

                                          Members of the Compensation and Stock
                                          Option Committee

                                          William A. Parker, Jr. (Chairman)
                                          J. Hicks Lanier
                                          James B. Williams

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Compensation and Stock Option Committee: William A. Parker, Jr., J. Hicks Lanier and James B. Williams. Mr. Parker was the general manager of Beck & Gregg, the former hardware division of the Company, from 1969 to 1977. Mr. Lanier is Chief Executive Officer, Chairman of the Board and President of Oxford Industries, Inc., one of whose directors is the Company's President and Chief Operating Officer, Thomas C. Gallagher.

                         COMPENSATION PURSUANT TO PLANS

RETIREMENT PLANS

PENSION PLAN TABLE

     The following table illustrates the combined (total) benefits payable annually under the Company's Pension Plan and the Supplemental Retirement Plan to a participant with certain years of credited service and with certain final average earnings, assuming (i) retirement at age 65, (ii) the estimated maximum Social Security benefit payable to a participant retiring on December 31, 1995, and (iii) the benefit is paid as a single life annuity.

                           YEARS OF CREDITED SERVICE

FINAL AVERAGE
   ANNUAL
  EARNINGS           15           20           25           30           35           40           45
-------------     --------     --------     --------     --------     --------     --------     --------
  $ 125,000       $ 43,100     $ 46,200     $ 49,300     $ 52,400     $ 55,600     $ 58,700     $ 61,800
    150,000         53,100       56,800       60,600       64,300       68,100       71,800       75,600
    175,000         63,100       67,400       71,800       76,200       80,600       85,000       89,300
    200,000         73,100       78,100       83,100       88,100       93,100       98,100      103,100
    225,000         83,100       88,700       94,300      100,000      105,600      111,200      116,800
    250,000         93,100       99,300      105,600      111,800      118,100      124,300      130,600
    300,000        113,900      120,600      128,900      135,600      143,900      150,600      158,900
    400,000        153,900      163,100      173,900      183,100      193,900      203,100      213,900
    450,000        173,100      184,300      195,600      206,800      218,100      229,300      240,600
    500,000        193,900      205,600      218,900      230,600      243,900      255,600      268,900
    600,000        233,900      248,100      263,900      278,100      293,900      308,100      323,900
    700,000        273,900      290,600      308,900      325,600      343,900      360,600      378,900
    800,000        313,900      333,100      353,900      373,100      393,900      413,100      433,900
    900,000        353,900      375,600      398,900      420,600      443,900      465,600      488,900
  1,000,000        392,900      417,900      442,900      467,900      492,900      517,900      542,900
  1,100,000        432,900      460,400      487,900      515,400      542,900      570,400      597,900
  1,200,000        472,900      502,900      532,900      562,900      592,900      622,900      652,900

     The Pension Plan Table above covers retirement benefits payable to the Named Executive Officers pursuant to (i) a noncontributory tax qualified pension plan (the "Pension Plan") providing monthly benefits upon retirement to eligible employees (employees become eligible to participate in the Pension Plan after attaining age 21 and completing twelve months of service and 1,000 hours of service during such twelve months), and (ii) a "Supplemental Retirement Plan" maintained solely for the purpose of providing retirement benefits for key employees in excess of the limitations on Pension Plan benefits imposed by the Internal Revenue Code (the "Code").

     Each year the Company contributes an amount to the Pension Plan that is actuarially determined. Retirement benefits are based on a participant's years of service and average monthly pay during the participant's five highest paid years out of the participant's last ten years of service prior to termination of employment, and benefits may be reduced by 50% of the participant's Social Security benefits. Normal retirement age is 65; early retirement can be taken at age 55 with 15 years of credited service.

     The Code limits the amount of the annual benefits that may be payable under the Pension Plan. For 1995, this limit was $120,000 per year. Such amounts payable under the Pension Plan would be reduced by any other benefit payable to a participant under any collectively bargained pension or pension plan to which the Company has contributed.

     The Supplemental Retirement Plan is nonqualified, noncontributory and unfunded, and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974. Only persons whose annual, regular earnings are expected to be equal to or greater than the compensation limitation of Code Section 401(a)(17) ($150,000 in 1995) or such other dollar limitations as may be imposed by the Compensation and Stock Option Committee of the Company's Board of Directors may participate in the Supplemental Retirement Plan. The Compensation and Stock Option Committee reserves the right, however, to exclude an otherwise eligible employee from participating in the Supplemental Retirement Plan. All of the Named Executive Officers are participants in the Supplemental Retirement Plan. The Supplemental Retirement Plan provides that each participant will receive for the remainder of his or her life an additional payment equal to the difference between (i) the amount the executive received under the Pension Plan and (ii) the full retirement income which the executive would have been entitled to receive under the Pension Plan had such Pension Plan income not been limited by the Code.

     For the Named Executive Officers, the sum of the amounts shown in the columns of the Summary Compensation Table labeled "Salary" and "Bonus" approximates the compensation used to calculate combined (total) retirement benefits under the Pension Plan and the Supplemental Retirement Plan. The Named Executive Officers have the following number of years of credited service to the Company for purposes of calculating retirement benefits: Larry L. Prince -- 37 years; Thomas C. Gallagher -- 25 years; John J. Scalley -- 44 years; Louis W. Rice, Jr. -- 28 years; and George W. Kalafut -- 12 years.

     The Supplemental Retirement Plan provides that in the event of a "change of control" of the Company (as defined therein) (i) any participant whose employment is terminated without cause during the 24-month period following the change of control, and who has seven or more years of credited service for vesting purposes, shall be entitled to receive a lump sum payment equal to the actuarially determined value of the supplemental retirement income accrued by the participant as of the date of his or her termination; and (ii) any participant who has commenced receiving supplemental retirement income under the Supplemental Retirement Plan at the time of the change of control shall receive a lump sum payment equal to the actuarially determined value of his or her remaining supplemental retirement income. For purposes of these provisions, the Supplemental Retirement Plan states that actuarial equivalents shall be determined using an interest assumption of 6%.

1988 STOCK OPTION PLAN AND 1992 STOCK OPTION AND INCENTIVE PLAN

     The Company's 1988 Stock Option Plan (the "1988 Plan"), was approved by the shareholders at the 1988 Annual Meeting held on April 18, 1988. The Company's 1992 Stock Option and Incentive Plan (the "1992 Plan"), was approved by the shareholders at the 1992 Annual Meeting held on April 20, 1992. Both plans provide for the granting of options to purchase shares of the Company's Common Stock to key employees of the Company and its subsidiaries. The purchase price for shares of the Company's Common Stock subject to an option granted under the 1988 Plan or the 1992 Plan may not be less than the fair market value of such shares on the date of grant of the option.

     The 1992 Plan provides for the granting of restricted stock to key employees of the Company. Restricted stock grants under the 1992 Plan may not be disposed of by the recipient until restrictions specified in the grant expire. Such restrictions may be based on a period of continuous employment, or contingent upon the attainment of certain business objectives or other quantitative or qualitative criteria. A holder of restricted stock has all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive cash dividends.

GENUINE PARTNERSHIP PLAN

     The Company established, effective July 1, 1988, a qualified salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code (the "Partnership Plan"). The Partnership Plan is open to all employees, including executive officers, on the first day of the month coinciding with or following the date on which the employee attains age 21 and completes twelve months of service and 1,000 hours of service during such twelve months. Pursuant to the Partnership Plan, each participating employee is permitted to authorize payroll deductions of up to 6% of his or her total compensation during the calendar year (the "Basic Contributions"), and is permitted to make supplemental contributions of up to 10% of his or her total compensation during the calendar year (the "Supplemental Contributions"). An employee's aggregate contributions are subject to limits set by law. The Company makes matching contributions in cash or the Company's Common Stock equal to 20% of each participant's Basic Contributions. Participants become vested in the Company's matching contributions after completing three years service. Participants are always 100% vested in their Basic and Supplemental Contributions.

DEFERRED COMPENSATION AGREEMENTS

     The Company has deferred compensation agreements with certain of the Company's executive officers under which each executive has agreed to reduce his salary in exchange for annual benefits upon retirement. The Company has purchased insurance policies out of its general assets to provide sufficient funds to pay the annual retirement benefits promised under the agreements. The Company is the owner and sole beneficiary of such policies. Amounts of compensation deferred pursuant to the deferred compensation agreements are included in the salaries of the Named Executive Officers disclosed in the Summary Compensation Table in the year such compensation is earned. Such compensation will not be included in such individuals' salary in the Summary Compensation Table in the later year in which he actually receives such compensation. The Named Executive Officers are entitled to the following amounts upon retirement or attaining age 65 under such deferred compensation agreements:
Larry L. Prince -- $35,000 annually with such amount guaranteed for 10 years; Thomas C. Gallagher -- $40,000 annually with such amount guaranteed for 10 years; John J. Scalley -- $30,000 annually with such amount guaranteed for 10 years; and Louis W. Rice, Jr. -- $34,344 annually with such amount guaranteed for 10 years. Messrs. Rice and Scalley turned 65 in November 1991 and August 1995, respectively, and began receiving the amount of deferred compensation set forth above at such times.

     Each of the deferred compensation agreements provide that in the event of a change of control of the Company (as defined in the agreements), the officer (i) if he has not yet qualified for early retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount approximately equal to the amount of salary deferred under the agreement by the officer) in a single lump sum payment, or (ii) if he has qualified for early retirement benefits or has begun receiving a retirement benefit under his deferred compensation agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the annual amount to which the officer is entitled times the number of years remaining in his life expectancy based on the actuarial assumptions used in connection with the Company's Pension Plan at that time, reduced to present value using 6% per annum.

TAX DEFERRED SAVINGS PLAN

     The Company established, effective as of January 1, 1993, a nonqualified, unfunded deferred compensation plan known as The Genuine Parts Company Tax-Deferred Savings Plan (the "Deferred Savings Plan"). The Deferred Savings Plan is open to all executive officers and certain other key employees. The Deferred Savings Plan permits participants to defer the receipt of bonuses until a specified date which must be at least two calendar years following the date the bonus would ordinarily be paid. Participants may defer up to 100% of their 1995 bonuses (to be received during 1996). Amounts of compensation deferred pursuant to the Deferred Savings Plan are included in the amounts disclosed in the Summary Compensation Table in the year such compensation is earned.

          TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     Effective February 13, 1989, the Company entered into identical agreements ("Severance Pay Agreements") with certain executive officers, including Larry L. Prince, Thomas C. Gallagher, John J. Scalley, Louis W. Rice, Jr. and George W. Kalafut. Each Severance Pay Agreement provides that following a change in the control of the Company (as defined in the agreements), if the executive officer's employment with the Company terminates, voluntarily or involuntarily, for any reason or for no reason, within two years after the change of control (but prior to the executive officer's reaching age 65), the executive officer will be entitled to receive the following severance payment:

          (1) If the executive officer is younger than age 62 at the time of termination of his employment, the executive officer shall receive an amount equal to one dollar less than a sum equal to three times his average annual compensation for the five full taxable years ending before the date of the change of control (the "Base Severance Amount"), or

          (2) If the officer is age 62 or older at the time of termination of his employment, he shall receive an amount computed by dividing the Base Severance Amount by 36, and multiplying the result of that division by the number of whole months between the date of termination of employment and the date the executive officer reaches age 65.

     In addition, if an executive officer incurs a federal excise tax with respect to any part or all of the amounts received pursuant to his Severance Pay Agreement, the Company is required to pay the executive officer a sum equal to such excise tax so incurred by the executive officer plus all excise taxes and federal, state and local income taxes incurred by the executive officer with respect to receipt of this additional payment. Furthermore, the Company has agreed to pay all legal fees and expenses incurred by an executive officer in the pursuit of the rights and benefits provided by his Severance Pay Agreement.

     These Severance Pay Agreements will remain in effect as long as each such executive officer remains employed by the Company.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return ("shareholder return") on the Company's Common Stock against the shareholder return of the S&P's 500 Stock Index and a Peer Group Composite Index (structured by the Company as set forth below) for the five year period commencing December 31, 1990 and ended December 31, 1995.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      GENUINE PARTS COMPANY, S&P 500 INDEX & PEER GROUP COMPOSITE INDEX**
                                   [GRAPH]

      MEASUREMENT PERIOD         GENUINE PARTS
    (FISCAL YEAR COVERED)           COMPANY         S&P 500       PEER INDEX
1990                                    100.00          100.00          100.00
1991                                    132.71          130.48          131.38
1992                                    143.18          140.46          179.20
1993                                    163.12          154.62          209.11
1994                                    161.18          156.66          192.70
1995                                    189.48          215.54          262.84

     Assumes $100 invested on December 31, 1990 in Genuine Parts Company common stock, S&P's 500 Stock Index (the Company is a member of the S&P 500 and its individual shareholder return went into calculating the S&P 500 results set forth in this performance graph), and a Peer Group Composite Index constructed by the Company as set forth below.
---------------

 * Total return assumes reinvestment of dividends.
** Fiscal year ending December 31.

     In constructing the Peer Group Composite Index ("Peer Index") for use in the performance graph above, the Company used the shareholder returns of various publicly held companies (weighted in accordance with each such company's stock market capitalization at December 31, 1990 and including reinvestment of dividends) that compete with the Company in its three industry segments: automotive parts, industrial parts and office products (each group of companies included in the Peer Index as competing with the Company in a separate industry segment are hereinafter referred to as a "Peer Group"). Included in the automotive parts Peer Group are those companies making up the Dow Jones Automotive Parts & Equipment Industry Group (the Company is a member of such industry group and its individual shareholder return was included when calculating the Peer Index results set forth in this performance graph). Included in the industrial parts Peer

Group are Bearings, Inc. and Kaman Corporation, and included in the office products Peer Group is United Stationers Inc.

     In determining the Peer Index, each Peer Group for each industry segment was weighted to reflect the Company's annual net sales in each industry segment. Each industry segment of the Company comprised the following percentages of the Company's net sales for the fiscal years shown:

                 INDUSTRY SEGMENT                1991      1992      1993      1994      1995
    -------------------------------------------  -----     -----     -----     -----     -----
    Automotive Parts                             58.15%    57.73%    56.63%    55.45%    53.29%
    Industrial Parts                             27.13%    26.95%    26.36%    27.12%    28.69%
    Office Products                              14.72%    15.32%    17.01%    17.43%    18.02%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During January of 1996, the Company acquired 100,000 shares of its Common Stock from a trust for which the wife of Gardner E. Larned (a director of the Company who is retiring on the date of this Annual Meeting) is a fiduciary. The Company acquired such shares at a purchase price per share of $40.625 (which was the fair market value of such shares on the date of purchase).

                    2. RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected Ernst & Young LLP as auditors for the Company for the current fiscal year ending December 31, 1996, subject to ratification by the shareholders. Ernst & Young LLP served as independent auditors for the Company for the fiscal year ended December 31, 1995, and representatives of that firm of independent accountants are expected to be present at the Annual Meeting of Shareholders. Ernst & Young LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $8,000 and reimbursement of certain expenses, and officers and regular employees of the Company, at no additional compensation, may also assist in the solicitation. Solicitation will be by mail, telephone or personal contact.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

     Whether or not you expect to be present at the meeting in person, please vote, sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States.

SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company intended to be presented for consideration at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November 1, 1996, in order to be included in the Company's proxy statement and form of proxy relating to the 1997 Annual Meeting of Shareholders.

                              [GPC + NAPA LOGO]

                                                                       APPENDIX


                            GENUINE PARTS COMPANY
  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF GENUINE PARTS COMPANY FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 15, 1996


        The undersigned hereby appoints LARRY L. PRINCE and THOMAS C. GALLAGHER, or either of them, with the individual power of substitution, proxies to vote all shares of Common Stock of Genuine Parts Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on April 15, 1996 and at any reconvened Meeting following any adjournment thereof. Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.


                 (Continued and to be signed on reverse side)

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                     Please mark
                                                                                                     your votes   /X/
                                                                                                     as indicated
1. Election of the following four nominees as Class I                                                in this example
directors of Genuine Parts Company: IF A VOTE IS NOT
SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 1:

     FOR all nominees               WITHHOLD                    Nominees: Bradley Currey, Jr., Robert P. Forrestal, Thomas
   listed to the right             AUTHORITY                    C. Gallagher and Lawrence G. Steiner.  To withhold authority
   (except as marked to     to vote for all nominees            to vote for any individual nominee, write that nominee's
        contrary)               listed to the right             name on the following line.
          / /                         / /
                                                                ---------------------------------------------------------------

2. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending
December, 31, 1996.  IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 2.

      FOR         AGAINST       ABSTAIN
     / /           / /           / /                            IMPORTANT: Please sign this Proxy exactly as your name or
                                                                names appear below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                                SHARES:

                                                                PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                USING THE ENCLOSED ENVELOPE.

                                                                Date:
                                                                      ------------------------------------------------, 1996

                                                                      ------------------------------------------------------
                                                                                         Signature

                                                                      ------------------------------------------------------
                                                                               Signature if held jointly

-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE